UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 16, 2016

Date of Report (Date of earliest event reported)

HUNTINGTON BANCSHARES INCORPORATED

(Exact name of registrant as specified in its charter)

Commission file number: 1-34073

Maryland	31-0724920
(State of incorporation)	(I.R.S. Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

(614) 480-8300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 16, 2016, Huntington Bancshares Incorporated (“Huntington”) issued a press release announcing that, effective August 16, 2016, pursuant to the Agreement and Plan of Merger, dated as of January 25, 2016, by and among Huntington, West Subsidiary Corporation, an Ohio corporation and a wholly owned subsidiary of Huntington (“Merger Sub”), and FirstMerit Corporation, an Ohio corporation (“FirstMerit”), Merger Sub merged with and into FirstMerit, with FirstMerit as the surviving corporation, immediately followed by the merger of FirstMerit with and into Huntington, with Huntington as the surviving corporation (collectively the “Mergers”). Following the Mergers, FirstMerit Bank, N.A. was merged with and into The Huntington National Bank, with The Huntington National Bank as the surviving entity. A copy of the press release is attached hereto as Exhibit 99.1.

The press release is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of Huntington under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated August 16, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

By:	/s/ Richard A. Cheap

Richard A. Cheap
Secretary

Date: August 16, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated August 16, 2016